                                                                  Exhibit 3.5(b)

            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                        ADDISON STRUCTURAL SERVICES, INC.


      Pursuant to the provisions of Section 607 1001 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation.

      1. The name of the corporation is: Addison Structural Services, Inc.

      2. The following amendments of the Articles of Incorporation were adopted by the Board of Directors of the corporation on October 6, 1995 in the manner prescribed by the Florida Business Corporation Act.

            A. Article V(A) of the Articles is deleted in its entirety and restated to read as follows:

                  A. This corporation is authorized to issue one hundred thousand (100,000) shares of $5.00 par value common stock, which shall be designated common shares".

            B. No other amendments were adopted.

      3. One (1) share of the corporation was outstanding at the time of the adoption and the number of shares entitled to vote thereon was one (1). No other group was entitled to vote on the amendment.

      4. The number of shares voted in favor of such amendment was one (1) and the number of shares voted against such amendment was zero (0). The number of votes cast was sufficient for approval.

      5. The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected in as follows:
Each share of outstanding $1.00 par value stock shall be exchanged for one share of $5.00 par value stock.

      Date July 27, 1996

                                         ADDISON STRUCTURAL SERVICES, INC.

                                    By:  /s/  E. C. Addison
                                         ------------------------------------
                                         E. C. ADDISON, Chairman of the Board
                                         of Directors and Sole Shareholder

STATE OF GEORGIA

COUNTY OF DOUGHERTY

      The foregoing instrument was acknowledged before me this 29th day of July, 1996, by E. C. ADDISON as Chairman of Addison Structural Services, Inc., a Florida corporation, on behalf of the corporation. He is personally
known to me or has produced           (n/a)           as identification.

                                          /s/  Angela M. Couch
                                          ------------------------------------
                                          Name:  Angela M. Couch

                                          Notary Public

                                       3